Exhibit 99.2

For Immediate Release
---------------------

                 SUPERIOR GALLERIES, INC. ANNOUNCES EXECUTION OF
          DEFINITIVE AGREEMENT TO BE ACQUIRED BY DGSE COMPANIES, INC.

BEVERLY HILLS, CA (July 17, 2006) - Superior Galleries, Inc. (OTCBB: "SPGR"), which wholesales, retails and auctions rare coin products via traditional and Internet channels, today announced that it has executed a definitive agreement to be acquired by DGSE COMPANIES, INC. . (Nasdaq: "DGSE") through the sale of all outstanding stock of Superior Galleries, Inc. in a transaction valued at $14,000,000. The acquisition is intended to diversify Superior's product lines, achieve cost efficiencies and bring together two established and diversified tangible asset dealers. Superior's current facility will provide the combined enterprise with a Beverly Hills, California location to expand DGSE's jewelry, diamond and fine watch businesses. Equally important will be the combined strength of DGSE and Superior in the live and internet auction sectors.

The acquisition agreement provides for the merger of Superior into a wholly-owned subsidiary of DGSE Companies, Inc. in an all-stock transaction that will be priced at a weighted average closing price of DGSE's common stock for the 20 trading days prior to closing, subject to a maximum issuance of 7,368,421 shares and a minimum issuance of 4,307,692 shares of DGSE common stock. Upon successful completion of the acquisition, Superior shareholders will own between 47 percent and 60 percent of the outstanding shares of the combined entity. Stanford Financial Group Company or one of its affiliates will become the largest stockholder of DGSE.

The acquisition is subject to a number of closing conditions, including Superior undergoing a major restructuring of its balance sheet which will reduce its total outstanding debt by approximately $5,500,000. It is also contemplated that Stanford Financial Group Company, Superior's primary lender and an affiliate of Superior's largest stockholder, will provide a new secured credit facility of $11,500,000, with at least $6,000,000 available to DGSE and all of its subsidiaries.

Current DGSE management will be responsible for managing all operations of the combined companies. DGSE expects substantial continuity in the Superior staff. DGSE intends to expand the Superior numismatic auction business, leveraging the extensive experience and ongoing participation of its management team. Superior's current CEO, Silvano DiGenova, will remain with the new enterprise as the Managing Director-Numismatics, and Larry Abbott will remain as Executive Vice-President of Auctions and Sales at Superior.

Through this acquisition Superior will become part of one of the nation's largest rare coin firms. Upon the completion of the acquisition, the inventory at the current showroom facility of Superior will be significantly expanded to include a full inventory of jewelry, diamonds and fine watches. Superior plans to expand its dynamic internet website (www.SGBH.com) significantly and to integrate the website with DGSE's websites - www.DGSE.com, www.USBullionExchange.com, www.FairchildWatches.com (Fairchild International), and www.CGDEInc.com (Charleston Gold & Diamond Exchange).

Silvano DiGenova, current Chief Executive Officer of Superior said, "As one of the largest stockholders of DGSE after this transaction is completed, I am extremely pleased with this combination. With enhanced capital and diversified operations supported by expertise in auctions, retail, wholesale and internet, we should be able to make new advances in the coin, precious metals and jewelry sectors. Additionally, the combined entities will enjoy economies of scale and the elimination of redundancy in regulatory compliance expenses."

Current Superior COO Larry Abbott commented, "I am excited at the prospect of expanding into new collectibles auction categories, and continuing our successful growth in the numismatic auction market. Our recent May 2006 elite sale, with over $10.8 million in prices realized, is a clear demonstration of the progress that Superior has made in this market and of the momentum that we have created going forward. With the resources available to us through this acquisition, and with the continued efforts of the first-rate staff that we have assembled in the past year, we believe that we can increase the size, number and types of auction that Superior conducts."

"We view this transaction as a major opportunity for DGSE and its shareholders," noted William H. Oyster, President and Chief Operating Officer of DGSE Companies, Inc. Mr. Oyster continued, "The fastest growing segment of our business has been the rare coin business and acquiring Superior will give us depth of operations, experienced personnel, and entry into the attractive auction sector. With revenues for the combined entities more than double our current level, substantial financing in place and a history that can be traced to 1930, we believe that the infrastructure is in place to have a major impact on our revenues and earnings."

DGSE and Superior expect the acquisition to close late in October 2006, subject to the satisfaction or waiver of the various closing conditions in the acquisition agreement.

Additional Information and Where to Find It

In connection with the proposed acquisition, DGSE and Superior intend to file relevant materials with the SEC. DGSE and Superior each have filed a current report on Form 8-K related to the proposed acquisition on the date of this release. In the near future, DGSE intends to file a registration statement on Form S-4, which will contain a prospectus and related materials to register the DGSE common stock to be issued in the proposed acquisition, and a joint proxy statement, which DGSE and Superior plan to mail to their respective stockholders in connection with the approval of the proposed acquisition by their respective stockholders.

The current report contains, and the registration statement and the joint proxy statement/prospectus included therein will contain, important information about DGSE, Superior, the proposed acquisition and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FILINGS CAREFULLY WHEN THEY ARE AVAILABLE. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the

SEC at the SEC's web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330. In addition, investors and security holders may obtain free copies of the documents filed by Superior with the SEC by contacting Superior Investor Relations at (800) 421-0754.

Participation in Solicitations

DGSE and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in DGSE's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 23, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from DGSE by contacting DGSE Investor Relations at (972) 484-3662.

Superior and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Superior's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 6, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Superior by contacting Superior Investor Relations at (800) 421-0754.

About Superior Galleries, Inc.

Superior Galleries, Inc. is a publicly traded company, acting as a dealer and auctioneer of rare coins and other fine collectibles. Headquartered in Beverly Hills, California, the firm markets its products through auctions (both live events and on the World Wide Web), its nationwide sales force, its gallery in Beverly Hills and via the company's web site at www.SGBH.com.

Stanford Coins & Bullion is a member of the Stanford Financial Group, an international network of affiliated companies that together form a powerful resource of financial services. Located in Houston, Texas, the company markets its products through its retail sales force and the company's web site.

About DGSE Companies, Inc.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches and precious metal bullion products and rare coins to domestic and international customers through its Dallas Gold and Silver Exchange and Charleston Gold and Diamond Exchange subsidiaries and well as through the Internet and World Wide Web. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities, DGSE has online stores and conducts live Internet auctions which can be accessed at www.dgse.com and www.CGDEInc.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE web site at www.USBullionExchange.com. Wholesale customers can access our full vintage watch inventory through the restricted site at www.FairchildWatches.com.

DGSE is headquartered in Dallas, Texas and its common stock trades on The Nasdaq Stock Market(R) under the symbol "DGSE".

Safe Harbor for Forward-Looking Statements. This press release contains statements regarding the proposed transaction between DGSE and Superior, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction, the ability of DGSE to integrate the business, operations and personnel of Superior following the acquisition, and other statements about DGSE and Superior's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about DGSE and Superior and the combined company, as well as DGSE's and Superior's and the combined company's future performance and the industries in which DGSE and Superior operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed acquisition; potential difficulties in otherwise meeting closing conditions set forth in the definitive merger agreement entered into by DGSE and Superior; difficulties and delays in obtaining regulatory approvals for the proposed acquisition; difficulties and delays in integration or achieving synergies and cost savings; difficulties regarding the execution of the business plan for the combined companies; continued acceptance of the Superior's products and services in the marketplace; competitive factors; the cooperation and support of the companies' lenders for the proposed acquisition; fluctuations in the secondhand market; existing and future litigation; and other risks detailed in the companies' respective periodic report filings with the SEC. For a list and description of risks and uncertainties relating to DGSE and Superior and their respective businesses, refer to DGSE's Form 10-K for the year ended December 31, 2005 and Superior's Form 10-K for the year ended June 30, 2005, as well as other filings by DGSE and Superior with the SEC. These forward-looking statements speak only as of the date of this release and, except as required under the U.S. federal securities laws and the rules and regulations of the SEC, DGSE disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.



                    For further information, please contact:
                 Larry Abbott, COO of Superior at (800) 421-0754